Exhibit 10.04

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT made and entered into this ____ day of _______, 20__ (the "Agreement"), by and between H/Cell Energy Corporation, a Nevada corporation (the "Company"), and ___________ (the "Indemnitee"):

WHEREAS, competent persons are becoming more reluctant to serve corporations as members of the Board of Directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve as a member of the Company’s Board of Directors or designated subsidiaries on the condition that they be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1 - Services by Indemnitee

The Indemnitee agrees to serve as a director and/or employee of the Company or its subsidiary. The Indemnitee may at any time and for any reason resign from such position.

Section 2 - Indemnification

The Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of the Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter, except to the extent expressly prohibited by applicable law.

Section 3 - Actions or Proceeding Actions

The Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if, through their role as director and/or employee of the Company, they are a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature. Pursuant to this Section 3, the Indemnitee shall be indemnified by the Company against all expenses including attorneys' fees, costs, judgments, penalties and fines if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

Section 4 - Reimbursement for Costs, Charges and Expenses

Notwithstanding the other provisions of this Agreement and in addition to the rights to indemnification set forth in Section 3 hereof, Indemnitee shall be reimbursed by the Company in reasonable time for all costs, charges and expenses, including attorneys' fees incurred by them or on their behalf in connection therewith.

Section 5 - Other Rights to Indemnification

The indemnification and reimbursement of expenses, including attorneys' fees and costs provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled.

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Section 6 - Indemnitee Enforcement

In the event that the Indemnitee is required to enforce their rights under this Agreement or to recover damages for the breach of this Agreement, the Indemnitee, if they prevail in whole or in part in such action, shall be entitled to recover from the Company any actual expenses for attorneys' fees and disbursements reasonably incurred by them.

Section 7 - Duration of Agreement

This Agreement shall continue until final termination of any pending or threatened actions, suits, proceedings or investigations with respect to the Indemnitee as a director, employee or former director or former employee of the Company. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and their spouse, assigns, heirs, executors, administrators or other legal representatives.

Section 8 – Severability, Identical Counterparts and Headings

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever the validity, legality and enforceability of the remaining provisions of this Agreement including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable shall not in any way be affected or impaired. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 9 - Modification, Waiver and Notices

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by certified or registered mail to the respective addresses of the parties.

Section 10 - Governing Law

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state and country where the Indemnitee maintains a permanent address, without giving effect to the conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

H/CELL ENERGY CORPORATION

By:

INDEMNITEE

By:

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